UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2013 (March 14, 2013)

AMERICAN LIBERTY PETROLEUM CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-156077	98-0599151
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

4900 California Ave, Tower B-210

Bakersfield, CA 93309

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (661) 377-2911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms “ALP” and the “Company” means American Liberty Petroleum Corp., unless otherwise indicated.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The Company and Desert Discoveries, LLC, a Nevada limited liability company (“Desert Discoveries”), have entered into an Asset Purchase and Sale Agreement (the “Purchase Agreement”), dated effective March 14, 2013, pursuant to which the Company agreed to assign all of its rights in and to the following three oil and gas leases (collectively, the “Leases”) covering land in Nye, Esmeralda and Mineral Counties, Nevada, to Desert Discoveries:

1.	BLM Lease Serial No. NVN086972
T: 12N, R: 35E, Meridian: MDM, State: NV, County: Nye
Sec. 1, Lots 1-4, S2N2, S2;
Sec. 2, Lots 1-4, S2N2, S2;
Sec. 3, Lots 1-4, S2N2, S2;
Sec. 4, Lots 1-4, S2N2, S2.

2.	BLM Lease Serial No. NVN-59901
T: 12N, R: 34E, Meridian: MDM, State: NV, County: Nye
Sec. 001: S2N2, S2;
Sec. 001: Lots 1-4;
Sec. 012: PROT All;
Sec. 013: PROT All;
Sec. 024: PROT All;
Sec. 025: PROT All;
Sec. 036: PROT All.

3.	BLM Lease Serial No. NVN-090504
T: 0130N, R: 0350E, Meridian: MDM, State: NV, County: Nye
Sec. 013: PROT All;
Sec. 016: PROT NW;
Sec. 017: PROT All;
Sec. 019: PROT E2All.

In consideration for its agreement to transfer of the Leases under the Purchase Agreement, the Company received a two percent (2%) overriding royalty interest in and to each of the Leases (the “2% ORRI”). The Company did not receive any cash consideration in the sale of the Leases. The Company delivered to Desert Discoveries fully executed forms of assignment for the Leases, which will be filed with the United States Department of the Interior’s Bureau of Land Management.

The Lease identified as BLM Lease Serial No. NVN-59901, referred to herein as the “Cortez Lease”, is covered by that certain Operating Agreement (the “Cortez JOA”) dated as of August 2, 2011 among Independence Drilling, LLC, a Nevada limited liability company (the “Operator”), Desert Discoveries, Cortez Exploration, LLC, a Nevada limited liability company (“Cortez”), Punto De Luz, LLC, a Nevada limited liability company (“Punto”), Edward Traub, an individual (“Traub”), and the Company. As a condition to the assignment of the Leases under the Purchase Agreement, the Cortez JOA was amended to (a) assign the Company’s working interest in the Cortez Lease to Desert Discoveries, (b) reflect the 2% ORRI retained by the Company in the Cortez Lease, (c) effect the withdrawal of the Company from the Cortez JOA, (d) release the Company from any and all obligations under the Cortez JOA, and (e) reflect the assumption by Desert Discoveries of all the Company’s obligations under the Cortez JOA.

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The Leases identified as BLM Lease Serial No. NVN-090504 and NVN-086972, referred to herein as the “Gabbs Leases”, are covered by that certain Operating Agreement (the “Gabbs JOA”) dated as of August 2, 2011 among the Operator, the Company, Desert Discoveries and Traub. As a condition to the assignment of the Leases under the Purchase Agreement, the Gabbs JOA was amended to (a) remove the Gabbs Leases from the Gabbs JOA, and (b) release the Company of any obligations under the Gabbs JOA with respect to the Gabbs Leases. The amendment provides for the Gabbs JOA to remain in effect as to the oil and gas leases previously subject to the Gabbs JOA (as listed on Exhibit A to the Gabbs JOA), other than the Gabbs Leases.

The Company and Desert Discoveries also entered into an Introduction Facilitation Agreement, which provides that if the Company introduces Desert Discoveries to a person or entity that purchases any or all of the Company’s former interest in the Leases or otherwise invests in Desert Discoveries within one year after the transfer of the Leases under the Purchase Agreement, the Company will receive a three percent (3%) working interest in such Leases, which shall be carried “to the bottom of the hole” (with the Company required to pay its pro rata share of the cost to run casing and otherwise complete the well to and through the tanks). Under those circumstances, Desert Discoveries will also pay the Company a fee equal to three percent (3%) of the total cash invested in Desert Discoveries by any such purchaser.

The Company purchased its interest in BLM Lease No. NVN–086972 and NV-59901 from Desert Discoveries on July 27, 2011, and Lease No. 090504 was included in the Gabbs JOA on April 3, 2012.

After the sale of the Leases, the primary assets of the Company will consist of its interest in the four remaining leases covered by the Gabbs JOA, the 2% ORRI, and its rights under the Introduction Facilitation Agreement. The Company’s sole director approved the assignment of the Leases to Desert Discoveries because substantially all of the funds that the Company placed in escrow to be used for exploration, development and production under the Cortez JOA and the Gabbs JOA have been spent toward the project, without any significant deposits being discovered or any material revenue being created from the project. The Company does not currently have sufficient available funds to finance its portion of expenditures related to the Paradise 2-12 well or the 1-12 Cobble Cuesta well, both of which are located on the Cortez Lease, and the Company does not believe that raising additional funds for further development would benefit the Company or its shareholders at this time. Therefore, the sole director determined that the best option available to the Company is to sell the Leases, but still reserve the 2% ORRI in case of meaningful production in the future, as provided in the Purchase Agreement. There is currently no exploration or production on the four leases that the Company still owns.

Item 9.01	Exhibits.

10.10	Asset Purchase and Sale Agreement dated as of March 14, 2013 between Desert Discoveries, LLC and the Company

10.11	Second Amendment to Operating Agreement dated March 14, 2013, by and between the Company, Desert Discoveries, LLC, Independence Drilling, LLC, and Edward Traub.

10.12	Amendment to Operating Agreement dated March 14, 2013, by and between the Company, Desert Discoveries, LLC, Independence Drilling, LLC, Cortez Exploration, LLC, Punto de Luz, LLC, and Edward Traub.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2013	AMERICAN LIBERTY PETROLEUM CORP.

	By:	/s/ Alvaro Vollmers
President

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